SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission
    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to [Sec.] 240.14a-11(c) or [Sec.] 204.14a-12

                       BOSTON RESTAURANT ASSOCIATES, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required.

    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) AND 0-11

  (1) Title of each class of securities to which transaction applies:

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  (2) Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4) Proposed maximum aggregate value of transaction:

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  (5) Total fee paid:

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 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

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

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                       BOSTON RESTAURANT ASSOCIATES, INC.
                        TO BE HELD ON 12 SEPTEMBER, 1997

                                 ---------------

         The Annual Meeting of Stockholders of Boston Restaurant Associates, Inc. will be held on 12 September, 1997 at 10:00 a.m., local time, at the offices of Brown, Rudnick, Freed & Gesmer, 18th Floor, One Financial Center, Boston, Massachusetts 02111, for the following purposes:

         1. To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected.

         2. To consider and act upon a proposal to amend the Company's 1994 Employee Stock Option Plan.

         3. To ratify the appointment of BDO Siedman LLP auditors for fiscal year 1998.

         4. To consider and act upon any matter incidental to the foregoing purposes and any other matters, which may properly come before the Meeting, or any adjourned session thereof.

         The Board of Directors has fixed 4 August, 1997 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.


                                            By Order of the Board of Directors


                                            GORDON R. PENMAN, Secretary

Boston, Massachusetts
7 August, 1997


                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                        BOSTON RESTAURANT ASSOCIATES, INC
                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held On 12 September, 1997


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Boston Restaurant Associates, Inc., a Delaware corporation (the "Company") with its principal executive offices a 999 Broadway, Saugus, Massachusetts 01906, for use at the Annual Meeting of Stockholders to be held on 12 September, 1997 and at any adjournment or adjournments, thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about August 7, 1997

         Certain of the officers and employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of the securities held by them.

         Only stockholders of record at the close of business on 4 August, will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 5,015,693 shares of Common Stock, $.01 par value (the "Common Stock") of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

         The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors and proposal No. 2 and No. 3. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         At the Meeting, seven directors are to be elected to serve until the 1998 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The persons listed below in the following table have been nominated by the Board of Directors for election as directors.

         All nominees are currently directors of the Company. It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

         The following table sets forth certain information with respect to the nominees.

Director
Name                       Age      Position                          Since
----                       ---      --------                          -----

George R. Chapdelaine      52       Chief Executive Officer,          1994
                                    President, and Director

John P. Polcari, Jr.       66       Treasurer and Director            1994

Terrance Smith (2)         51       Director                          1990

Richard J. Reeves(1)(2)    50       Director                          1989

Joseph J. Caruso(1)        54       Director                          1994

Roger Lipton (1)           56       Director                          1996

Lucille S. Salhany         51       Director                          1996

-------------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.


         George R. Chapdelaine was elected President, Chief Executive Officer and a director of the Company in April 1994 upon the consummation of the April 29, 1994 acquisition of 60% of the then outstanding Common Stock of the Company by the stockholders of Pizzeria Regina, Inc. ("PRI") (the "Capucino's Acquisition"). Following the Capucino's Acquisition, the Company changed its name from Capucino's, Inc. to Boston Restaurant Associates, Inc. and PRI changed its name from Boston Restaurant Associates, Inc. to Pizzeria Regina, Inc. PRI is currently operating as a wholly owned subsidiary of the Company. Mr. Chapdelaine joined the predecessor of PRI in 1982 and from that time until April 1994 served as its and the PRI's President, Chief Executive Officer and a director. Prior to that time, Mr. Chapdelaine worked in the food service industry in various capacities, including as an independent marketing consultant, a general manager of the Food Service division for H.P. Hood, Inc. and a sales manager for Chiquita Brands, a subsidiary of United Brands. Mr. Chapdelaine holds an MBA from Clark University and graduated with a BS in Hotel and Restaurant Management from Oklahoma State University.

         John P. Polcari, Jr. was elected Treasurer and a director of the Company in April 1994 upon the consummation of the Capucino's Acquisition. A founder of PRI, Mr. Polcari served as its Chairman of the Board until April 1994, at which time he commenced serving as the Treasurer and a director of the Company.

         Lucille Salhany has been the President and Chief Executive Officer of the United Paramount Network since September 1994. Previously, Ms. Salhany served in various capacities at Fox Broadcasting Company commencing in July 1991, including as its chairman from January 1993 until her resignation in the summer of 1994. Prior to joining Fox, Ms. Salhany served in various capacities at Paramount Pictures. Ms. Salhany is married to Mr. Polcari, a director, and the Treasurer of the Company.

         Richard J. Reeves cofounded the Company in May 1989 and served as a director from that time until May 1993. In July 1993, Mr. Reeves rejoined the Company's Board of Directors. From May 1989 to July 1991, Mr. Reeves served as the Company's President and Chief Operating Officer. Since July 1991, Mr. Reeves has been engaged in restaurant development as a franchisee of various restaurants. These restaurants are not competitive with those owned and operated by the Company. From September 1988 to March 1989, Mr. Reeves served as an executive officer and principal stockholder of RSMG, Inc. ("RSMG") and from March 1985 until April 1989 occupied similar positions with Reeves Associates, Inc., both of which were privately held restaurant development companies.

         Terrance A. Smith was elected a director of the Company in August 1990. From 1988 to the present, Mr. Smith has been President of Chi-Chi's International Operations, Inc.

         Joseph J. Caruso was elected a director of the Company in connection with the Company's 1994 public offering. Mr. Caruso is the President of Bantam Group, Inc., a business advisory firm founded by Mr. Caruso in 1986. Mr. Caruso is presently a member of the board of directors of Audiofile, Inc., Corion Corporation, Haymarket Bank (BRAI has a credit facility with Haymarket Bank), Holometrix, Inc. and Tytronics, Inc. and formerly served on the board of directors of Coffee Connection, Inc. from 1991 to 1994. Mr. Caruso is a graduate of Northeastern University and the Harvard Business School.

         Roger Lipton was elected a director of the Company in July 1996. Since February 1995, Mr. Lipton has been President of Lipton Financial Services, Inc., an investment banking firm specializing in the restaurant, franchising and retailing industries, and also has been employed by Axiom Capital Management, Inc. an NASD broker/dealer, where he is a Managing Director. From 1981 until February 1995 he was Managing Director of the Lipton Financial Services Division of Ladenburg, Thalmann & Co., Inc., also an investment banking firm.

         The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when his successor is elected and qualified.

Meetings of the Board of Directors

         The Board of Directors held five meetings during the fiscal year ended April 27, 1997. The Board of Directors also acted on occasions by unanimous written consent in lieu of special meetings. Each current director, other than Mr. Polcari and Ms. Salhany, attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year.

         The Board of Directors has an Audit Committee, currently composed of Messrs. Reeves, and Smith. The functions performed by this Committee include recommending to the Board of Directors the engagement of the independent auditors, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent auditors.

         The Board of Directors has a Compensation Committee, currently composed of Messrs. Caruso, Lipton and Reeves. The functions of the Compensation Committee include determining salaries, incentive plans, benefits and overall compensation.

         The Audit and Compensation Committees were established in June 1994. The Compensation Committee held one meeting during the fiscal year ended April 27, 1997 and the Audit Committee met on one occasion with the Company's independent auditors during the fiscal year ended April 27, 1997.

         The Board of Directors does not have a nominating committee. Nominations of directors are considered by the whole Board of Directors.


Compensation of Directors

         Directors of the Company do not receive cash compensation for their services as directors. The Company provides health insurance benefits to its directors and reimburses its directors for their out-of-pocket expenses in attending Board meetings. In addition, nonemployee directors are eligible for the grant of stock options under the 1994 Nonemployee Directors Stock Option Plan. Messrs. Caruso, Reeves, and Smith each received options to purchase 20,000 shares of common stock in fiscal l997 under Non-employee Director Stock Option Plan. In addition, Mr. Smith, having served five years as a director, received options to purchase 10,000 shares of common stock. The Company also enters into indemnification agreements with each of its directors. See "Executive Compensation-Limitation of Officers' and Directors' Liability; Indemnification Agreements".


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of 25 July, 1997 and (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee director of the company, (iii) each person named in the Summary Compensation Table, and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company all persons listed below have sole voting and investment power with respect to their shares of Common Stock except to the extent shared by spouses under applicable law.

                                                                 Percentage
                                    Number of Shares             of Outstanding
Name and Address                    Beneficially Owned           Shares
----------------                    ------------------           --------------

George R. Chapdelaine (1)(2)             1,577,650                  29.89%
c/o Boston Restaurant

Associates, Inc.
999 Broadway
Saugus, MA  01906

John P. Polcari, Jr. (1)(3)              1,498,312                  28.67%
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA  01906

Richard J. Reeves(4)                       90,300                    1.80%
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA  01906

Terrance A. Smith (5)                       9,000                     *
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA  01906

Joseph J. Caruso(6)                        27,000                     *
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA  01906

Lucille Salhany(7)                         78,150                    1.56%
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA  01906

Anthony Buccieri (11)                      10,000                     *
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA  01906

Fran V. Ross (11)                          10,000                     *
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA  01906

Roger Lipton(8)                           713,155                   13.76%
983 Park Avenue
New York, NY  10028

Dolphin Management, Inc.(9)               453,000                    8.98%
129 East 17th Street
New York, NY  10003

Jordan American Holdings, Inc.(10)      1,259,545                   23.48%
1875 Ski Time Square Dr., Ste. 1
Steamboat Springs, CO 80487

All current executive officers and
directors as a group

(9 persons)(1)(2)(3)(4)(5)(6)(7)     (2,337,730 total)              38.47%
(8)(11)

----------------------

*Less than one percent

(1) Mr. Chapdelaine and Mr. Polcari are the Voting Trustees of a Voting Trust that holds 1,265,150 shares pursuant to a certain Amended and Restated Voting Trust Agreement dated April 28, 1994 (the "Voting Trust Agreement"). As the Voting Trustees, Mr. Chapdelaine and Mr. Polcari share exclusive voting power with respect to all shares held in the Voting Trust. Mr. Chapdelaine and Mr. Polcari are also beneficiaries of the Voting Trust, each having beneficial ownership of 41.2% of the Voting Trust assets. Such beneficial ownership in the Voting Trust would entitle each of Mr. Chapdelaine and Mr. Polcari to 522,390 shares of the Company's Common Stock in the event the Voting Trust assets were distributed to the beneficiaries thereof. In addition, relatives of Mr. Polcari have beneficial ownership of the remaining 17.4% of the Voting Trust assets (approximately 220,370 shares)(54,988 Lucille Salhany) and (165,382 Anthony and Mary Polcari). Mr. Chapdelaine disclaims beneficial ownership of the approximately 742,760 shares of Common Stock allocated to beneficiaries of the Voting Trust other than Mr. Chapdelaine, and Mr. Polcari disclaims beneficial ownership of the approximately 742,760 shares of Common Stock allocated to the beneficiaries of the Voting Trust other than Mr. Polcari. The Voting Trust will dissolve on

     April 28, 2004 unless earlier dissolved pursuant to the Voting Trust Agreement.


(2) Includes options to purchase 262,500 shares issuable pursuant to stock options exercisable within 60 days of 25 July, 1997. Also includes 50,000 option to purchase common stock subject to shareholder approval of the proposed amendment to the Employee Plan.


(3) Includes approximately 68,670 shares issued to Lucille Salhany, Mr. Polcari's wife, and Mr. Polcari, as joint tenants with rights of survivorship in connection with the forgiveness of $282,500 of the Company's indebtedness to Ms. Salhany. Also includes 210,000 shares issuable pursuant to currently exercisable stock options, and 9,880 shares held by Ms. Salhany, Mr. Polcari's wife, for the benefit of certain family members.

(4) Includes options to purchase 7,000 shares issuable pursuant to current exercisable stock options.

(5) Includes options to purchase 9,000 shares issuable to pursuant to current exercisable stock options.

(6) Includes 10,000 shares held by Bantam Group, Inc., a business advisory firm controlled by Mr. Caruso and options to purchase 7,000 shares issuable pursuant to currently exercisable stock options.

(7) Excludes 1,265,150 shares held by Mr. Polcari as a Voting Trustee under the Voting Trust. See note (1) above. Includes 9,880 shares held by Ms. Salhany, Mr. Polcari's wife, for the benefit of certain family members.

(8) Based on Schedule 13D provided to the Company and discussions with Mr. Lipton. Includes 166,000 shares issuable pursuant to currently exercisable warrants.

(9) Based upon a Schedule 13D provided to the Company. Includes 30,000 shares issuable pursuant to currently exercisable warrants.

(10) Based on a Schedule 13G provided to the Company. F/K/A Equity Asset Management. Also includes 350,000 warrants issued by Boston Restaurant Associates, Inc. 31 December, 1996.

(11) Includes 9,900 shares issuable to executive officers pursuant to currently exercisable stock options.

Management

         The names of the Company's executive officers who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

Name                             Age                     Title
----                             ---                     -----

Anthony A. Buccieri              42              Vice President Operations

Fran Ross                        50              Vice President of Corporate
                                                 Administration, Chief
                                                 Financial Officer

         Anthony A. Buccieri was appointed Vice President of Operations in April 1994. Mr. Buccieri joined the predecessor of PRI in 1974 and has served PRI in various capacities since that date, including as operations supervisor, assisting in the opening of all Pizzeria Regina outlets since he joined PRI in 1983. Mr. Buccieri attended the University of Massachusetts.

         Fran Ross was appointed the Company's Vice President of Corporate Marketing in February 1995 and Vice President of Corporate Administration and Chief Financial Officer in October 1996. Ms. Ross was Vice President of Marketing for Back Bay Restaurant Group from December 1993 until December 1994 and for Legal Seafoods from November 1992 until December 1993. Ms. Ross holds an A.S. from the Culinary Institute of America, AB in Biochemistry from Emmanuel College and attended graduate school at Cornell University.


Executive Compensation

         The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each person who has served as the Chief Executive Officer during the last fiscal year and the four most highly compensated executive officers of the Company, if any, whose annual salary and bonus exceeded $100,000 for services in all capacities to the Company during the last fiscal year.

                           SUMMARY COMPENSATION TABLE


                                    Annual Compensation            Long-Term Compensation(2)
                                                                   Awards            Payouts


                                                        Other                   Securities               All
                                                        Annual      Restrict    Under-                   Other
Name and          Fiscal                                Compen-     Stock       Lying        LTIP        Compen-
Principal         Year              Salary    Bonus     sation      Award(s)    Options      Payouts     sation
Position          Ended              ($)       ($)       ($)          ($)        ($)           ($)         ($)

George R.         4/27/97           116,900   0
Chapdelaine       4/28/96           183,600   35,000
President and     4/30/95           177,000   35,000
CEO(1)



(1) Mr. Chapdelaine was entitled to a salary of $190,464 plus a bonus of $35,000 in FY 1997. However, he elected not to receive $73,564 of his salary and his $35,000 bonus in FY 1997 only.

(2) Does not include stock options granted to Mr. Chapdelaine for this personal guarantee of financial obligations of the Company. See "Certain Relationships and Related Transactions - Guarantee of Indebtedness of the Company; Stock Options."


Employment Contract

         The Company and Mr. Chapdelaine, the Chief Executive Officer and President of the Company, have entered into a five year employment agreement which provides for an initial annual salary of $165,000, subject to increase after the first year of employment in the discretion of the Compensation Committee of the Company's Board of Directors. The employment agreement also provides that Mr. Chapdelaine will be entitled to an annual cash bonus of $35,000 as well as a performance bonus based upon yearly projections for the Company's performance. Mr. Chapdelaine will also be provided with an automobile allowance of $12,000 plus the cost of annual insurance and parking and such other employee benefits as may be generally available to employees or officers of the Company. (See note (1) above regarding FY 1997, as a singular, one-time event).

         Under the terms of the employment agreement, if Mr. Chapdelaine's employment with the Company is terminated by the Company without cause, or if Mr. Chapdelaine terminates his employment with the Company for good reason (either a material reduction in his overall level of responsibility or the relocation of the Company's executive offices to a location that is more than 35 miles from Boston, Massachusetts, in each case without his consent) or due to a change in control of the Company, Mr. Chapdelaine has agreed not to compete with the Company for a period of three years from the date of such termination, provided that the Company shall continue to pay Mr.

Chapdelaine his then current base salary and annual cash bonus of $35,000 payable monthly, during the three year noncompetition period.

         Mr. Chapdelaine's employment agreement also contains noncompetition and confidentiality provisions. The noncompetition provision prohibits Mr. Chapdelaine from directly or indirectly competing with the Company as long as he is an employee of the Company and for a period of three years thereafter. The confidentiality provision provides that Mr. Chapdelaine may never, other than in furtherance of the business of the Company or in response to a court order, disclose proprietary information of the Company.


Bonus Program

         The Company has adopted an incentive program under which key contributors, such as store managers, selected by the Compensation Committee will be paid cash bonuses. The aggregate amount of these bonuses will be based upon a formula pertaining to the financial performance of the Company. Bonuses, if any, will be allocated by the Compensation Committee among the individual employees based upon their performance during the year. The Company is also considering a similar bonus program for executive officers and senior management.


Limitation of Officers' and Directors' Liability; indemnification agreements

         As permitted by Delaware law, the Company's Certificate of Incorporation contains an article limiting the personal liability of directors. The Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which prohibits the unlawful payment of dividends or the repurchase or redemption of stock or (iv) for any transaction from which the director derived an improper personal benefit. This article is intended to afford directors additional protection, and limit their potential liability, from suits alleging a breach of the duty of care by a director. The Company believes this article will assist it in securing the services of directors who are not employees of the Company. As a result of the inclusion of such a provision, holders of the Company's Common Stock may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available for any particular case, holders of the Company's Common Stock may not have any effective remedy against the challenged conduct.

         The Company is also party to an Indemnification Agreement with each of its present directors and certain executive officers and may enter into such agreements with any executive officer, director, employee, agent or fiduciary designated by the Board of Directors. Each Indemnification Agreement provides that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonable incurred by him in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action, had no reasonably cause to believe that his conduct was unlawful. The Indemnification Agreement will also require that the Company indemnify the party thereto in all cases to the fullest extent permitted by applicable law.

         Each Indemnification Agreement requires the Company to advance litigation expenses at the request of the party seeking indemnification, whether prior to or after final resolution of a proceeding, provided that he undertakes to repay such advances if it is ultimately determined that he is not entitled to indemnification for his expenses. The advance of litigation expenses will thereby be mandatory upon satisfaction of certain conditions by the indemnitee.

         Each Indemnification Agreement permits the executive officer, director or the person that is party thereto to bring suit to seek recovery of amounts due under the Indemnification Agreement and to recover the expenses of such a suit if he is successful.


Stock Options

         The following table sets forth certain information with respect to the grants, exercises and fiscal year-end values of stock options to purchase shares of the Company's Common Stock for the named executive officers during the last fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR


                           Number of        Percent of
                           Securities       Options
                           Underlying       Granted to
                           Options          Employees         Exercise of
                           Granted (1)      in Fiscal         Base Price
Name                          (#)             Year              ($/Sh)         Expiration Date
----                       -----------      ----------        ------------     ---------------

George R. Chapdelaine      84,000           40.1%             1.125            10/18/01


(1) These stock options granted to Mr. Chapdelaine for this personal guarantee of financial obligations of the Company. See "Certain Relationships and Related Transactions - Guarantee of Indebtedness of the Company; Stock Options."


                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


                                                                       Number of
                                                                       Shares of
                                                                       Common
                                                                       Stock                     Value of
                                                                       Underlying                Unexercised
                                                                       Unexercised               In-the-Money
                                                                       Options at                Options at
                                                                       April 27,                 April 27,
                           Shares              Value                   1997(#)                   1997($)
                           Acquired on        Realized                 Exercisable/              Exercisable/Un-
Name                       Exercise(#)         ($)(1)                  Unexercisable             exercisable(1)
----                       -----------      -----------                -------------             --------------

George R. Chapdelaine           0                0                       262,500/0               328,125/0


--------------

(1) Based upon the closing price of the Company's Common Stock on April 27, 1997 as reported on the NASDAQ Small-Cap Market of $1.25 the respective option exercise price.


                                 PROPOSAL NO. 2

                       PROPOSAL TO AMEND THE 1994 EMPLOYEE
                           EMPLOYEE STOCK OPTION PLAN

         In March 1997, the Board of Directors adopted, pending approval by the stockholder on 12 September, 1997, an amendment to the 1994 Employee Stock Option Plan (the "Employee Plan"). The employees Plan was initially adopted in May 1994. As set forth in further detail below, the proposed amendment to the Employee Plan increases the number of shares reserved for issuance under the Employees Plan from 135,000 to 500,000 shares and provides for the issuance of additional options to the Company's employees.


                   1994 EMPLOYEE COMBINATION STOCK OPTION PLAN

         In 1994, the Company adopted the Employee Plan. The purposes of the Employee Plan is to provide long-term incentives and rewards to the Company's employees, officers, directors, advisors and consultants by granting them a permanent stake in the growth and prosperity of the Company. The Employee Plan, as amended in 1996, permits the issuance of options to purchase up to 135,000 shares of common stock (net of cancellations).

         Under the Employee Plan, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended ("incentive stock options"), and other options which are not qualified as incentive stock options ("nonqualified stock options"). Incentive stock options may only be granted to persons who are key employees of the Company at the time of grant, which may include officers and directors who are also employees. Nonqualified stock options may be granted to persons who are officers, directors or key employees of or consultants or advisors to, the Company at the time of grant, provided that directors who are not employees of the Company are not eligible to participate in the Employee Plan. Currently, there are approximately 150 employees of the Company who may determined to be key employees entitled to grants of options under the Employee Plan.

         The Employee Plan will be administered by the Compensation Committee of the Board of Directors. Subject to the terms of the Employee Plan, the Compensation Committee determines the persons to whom options are granted, the number of shares covered by the option, the term of any option, and the time during which any option is exercisable.

         If approved, a total of 500,000 shares of Common Stock will be reserved for issuance under the Employee Plan. Currently 135,000 shares are reserved for issuance. The shares issued may include treasury shares, authorized but unissued shares and shares previously reserved for issuance upon exercise of options which have expired or terminated. Shares subject to an option that ceases to be exercisable for any reason will be available for subsequent option grants.

         Nonqualified stock options may be granted at an exercise price greater than or lesser than the fair market value of the Common Stock on the date of grant, at the discretion of the

Compensation Committee. Incentive stock options, however, may not be granted at less than the fair market value of the Common Stock and may be granted to holders of more than 10% of the Common Stock only at an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash or, in the discretion of the Compensation Committee, (i) in shares of Common Stock (valued at the fair market value at the date of exercise), (ii) by delivery of any other property valued at its fair market value at the time of exercise or (iii) by any combination of cash, Common Stock and other property.

         With respect to incentive stock options, to the extent that the aggregate fair market value of the Common Stock (measured at the time of grant) with respect to which incentive stock options are first exercisable by an employee during any calendar year under the 1994 Plan and any other plan of the Company providing incentive stock options exceeds $100,000, such incentive stock options shall be treated as nonqualified options.

         These options generally become exercisable at 20% per year over five years. Options under the Employee Plan may not be granted after ten years from the date of stockholder approval of the 1994 Plan. No option under the Employee Plan may be exercised subsequent to ten years from the date of grant (five years after the date of grant for incentive stock options granted to holders of more than 10% of the Common Stock). No incentive stock option granted pursuant to the Employee Plan may be exercised more than three months after the option holder ceases to be an employee of the Company, except that in the event of death or permanent and total disability (as defined in the Internal Revenue Code of 1986 (the "Code") of the option holder, the option may be exercised by the holder of his estate for a period of up to one year after the date of such death or permanent total disability. Options granted under the 1994 Plan may not be assigned or transferred except as permitted in the discretion of the Compensation Committee.

         The Employee Plan may be amended by the Board of Directors or the Compensation Committee, subject to certain limitations (i) with respect to certain matters for which stockholder approval may be required, and (ii) provided by any applicable law, rule or regulation. No amendment, suspension or termination of the Employee Plan, except as described in the Employee Plan, may adversely affect the rights of an option holder under the Employee Plan without the holder's consent.

         In fiscal 1997 Mr. Buccieri and Ms. Ross each received options to purchase 30,000 shares under the Employee Plan with an exercise price of $1.094, subject to stockholder approval of the amendment to the Employee Plan. On 30 April, 1997 Mr.

Chapdelaine received options to purchase 50,000 shares under the Employee Plan with an exercise price of 1.168 (110% of market value on 30 April, 1997) in lieu of cash compensation of $58,400 for fiscal 1998.

         If the stockholders do not approve the amendment to the Employee Plan, the options granted to Messrs. Chapdelaine, Buccieri, and Ms. Ross on 30 April and 7 March respectively, will be rescinded. An aggregate of 243,000 options to purchase shares of common stock have been granted,110,000 of which are subject to shareholder approval of the proposed amendment to the Employee Plan.

         The following table sets forth the amounts allocated to each of the following under the Employee Plan.


                                NEW PLAN BENEFITS

                   1994 Employee Combination Stock Option Plan
                   -------------------------------------------


                                                                       Number of Shares
         Name                                Dollar Value ($)(1)       Subject to Options
         ----                                -------------------       ------------------


George R. Chapdelaine                                -                     50,000
President and Chief

Executive Officer (2)

Executive Officers as a group (2)(3)                 -                     110,000

Current Nonemployee                             Not Eligible               0
Directors as a group

All Employees who are                                -                     0
Not Executive Officers
as a group


------

(1) Based upon the difference between the market value of the underlying shares on the date of grant and the exercise price of the options. This valuation does not take into account any appreciation in market value of the underlying shares which may occur over the term of the options.

(2) Subject to stockholder approval of the proposed amendment to the Employee Plan, on 30 April, 1997, the Company granted an option to purchase 50,000 shares to George R. Chapdelaine at an exercise price of $1.25 per share. If the proposal to amend the Employee Plan is not approved by the shareholders, all of these options will be rescinded.

(3) Subject to stockholder approval of the proposed amendment to the Employee Plan on 7 March, 1997, the Company granted an option to purchase 30,000 shares to each of Mr. Buccieri and Ms. Ross at an exercise price of $1.25 per share. If the proposal to amend the Employee Plan is not approved by the stockholders, all these options will be rescinded.

         Options to purchase an aggregate of 243,000 shares of common Stock have been granted to all current employees as a group. At July 25, 1997, the market value of the Common Stock underlying the outstanding options under the Employees Plan was $303,750, based upon the closing price per share of the Common Stock $1.25 on the NASDAQ Small-Cap Market on that date.


Federal Tax Consequences of the Employee Plan

         The following discussion of the federal income tax consequences of the issuance and exercise of options granted under the Employee Plan and the 1994 Plan is based upon the provisions of the Code as in effect on the date of this proxy statement, current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of either plan or of all of the requirements that must be met in order to qualify for the described tax treatment.


Nonqualified Options

         This section discusses the treatment of nonqualified options offered under the 1994 Combination Stock Option Plan.

         A recipient of a nonqualified option will not recognize any income for federal tax purposes with respect to the option until the option is exercised. At that time, subject to certain limited exceptions, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date acquired over the option exercise price.

         When an option recipient recognizes income, the Company may be required to withhold income taxes with respect to that income. If the Company satisfies its withholding obligation, the Company will generally be entitled to a compensation deduction for federal income tax purposes in an amount equal to the taxable income recognized by the recipient.

         Upon a subsequent sale of shares acquired by the exercise of a nonqualified stock option, a recipient will recognize gain or loss equal to the difference between the selling price of the shares and their fair market value on the date of exercise. The gain or loss will be short-term or long-term depending upon how long the shares were held.

Incentive Stock Options

         Incentive stock options granted under the 1994 Combination Stock Option Plan are intended to qualify as incentive stock options under Section 422 of the Code.

         A participant will not recognize taxable income upon the grant or exercise of an incentive stock option. If an option holder does not make a "disqualifying disposition" (as defined below), then the option holder will not recognize any taxable income until shares are sold or exchanged, and any gain recognized upon distribution of shares will be taxable as long term capital gain. A "disqualifying disposition" means any disposition of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were transferred to the option holder.

         If the option holder makes a disqualifying disposition, then the difference between (a) the option exercise price and (b) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the price received upon disposition of the shares, will be taxable to the option holder as ordinary income. In the case of a gift or certain other transfers, the amount of taxable ordinary income is not limited to the gain that would have resulted from a sale. Instead , it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

         In the case of a disqualifying disposition, if the amount realized on disposition of the shares exceeds the fair market value of the shares on the date of exercise, the excess will be taxed as either long-term or short-term capital gain depending on the option holder's holding period for the shares.

         In general, the fair market value of the shares on the date of exercise, less the exercise price, will be included in the option holder's alternative minimum taxable income in the year the option is exercised. However, if in the same year, the shares are disposed of at a lower price, then alternative minimum taxable income is calculated using this lower price instead of the shares' fair market value on the date of exercise.

         The Company will not be entitled to any deduction with respect to the grant or exercise of incentive stock options. In addition, no deduction will be allowed to the Company upon the disposition of stock acquired upon the exercise of an incentive stock option, unless the disposition is a disqualifying disposition. In the case of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of compensation income that is recognized by the employee as a result of the disqualifying disposition.

                                   PROPOSAL 3

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors recommends that the stockholders ratify the selection of BDO Seidman, LLP as independent public accountants to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 26, 1998. BDO Seidman, LLP has audited the Company's financial statements annually since 1994. BDO Seidman, LLP and its predecessor have served PRI and, giving effect to the 1994 acquisition of PRI by the Company (which for accounting purposes was treated as a reverse acquisition), the Company continued in that capacity for more than 12 years. The Board of Directors believes it is desirable and in the best interests of the Company to continue employment of that firm. The affirmative vote of a majority of the Company's Common Stock present in person or represented by proxy is required to ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants. Action by stockholders is not required by law in the appointment of independent public accountants, but their appointment is submitted by the Board of Directors in order to give the stockholders a voice in the designation of accountants. If the appointment is not ratified by the stockholders, the Board of Directors will reconsider its choice of BDO Seidman, LLP as the Company's independent public accounts.

         A representative of BDO Seidman, LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholder Loans

         In 1986, Anthony A. Polcari, the brother of John P. Polcari, Jr. and a stockholder and employee of Pizzeria Regina, Inc. ("PRI") prior to the 1994 acquisition of PRI by the Company, sold real estate to PRI and provided financing for a portion of the purchase price. In 1988, Anthony Polcari and his wife, Mary Polcari, subscribed for preferred stock of PRI for an aggregate subscription price of $695,500 to be paid on an installment basis. During the year ended April 30, 1993, Mr. And Mrs. Polcari consented to the offset of the outstanding balance of the purchase price for the real estate against the $610,863 remaining balance of the subscription receivable, resulting in a net amount owing by the Company to Mr. and Mrs. Polcari of approximately $147,000. The outstanding balance of this obligation as of April 27, 1997 was $134,110. This amount is represented by two notes bearing interest at 7.18% and 8% per annum payable in aggregate monthly installments of principal and interest of $810 maturing January 2017.


Guarantee of Indebtedness of the Company; Stock Options

         In addition to other security for the Company's loan arrangements with Haymarket Co-Operative Bank, George R. Chapdelaine and John P. Polcari, Jr. jointly and severally unconditionally guaranteed the payment of all principal, interest and premium, if any, payable on such loans. In connection with these guarantees, the Company has issued each of Messrs. Chapdelaine and Polcari options to purchase 210,000 shares of Common Stock.


The Haymarket Credit Facility

         In December 1995, the Company obtained a long-term credit facility with Haymarket Co-Operative Bank. The terms of the credit facility provide that the Company may initially draw upon a $500,000 credit line ("Phase One"), and that, at the Bank's discretion, an additional $500,000 would be made available to the Company based upon the Company's results of operations in fiscal 1996("Phase Two"). During fiscal 1997 the company amended the 12% note and borrowed an additional $380,750. The interest rate on Phase One of this credit facility is 2% above the bank's prime rate. The interest rate on Phase Two of the credit facility is a fixed rate of 12% per annum. The Company is obligated to make monthly principal payments of $8,333 on Phase One of the loan, commencing May 1996, with all outstanding amounts due and payable on or before April 1, 2001. The Company is obligated to make monthly principal payments of $8,333 on Phase Two of the loan, commencing August 1996. The credit facility is secured by all of the assets of the Company and its subsidiaries, including the Company's Pizzeria Regina restaurant located in the North End of Boston, Massachusetts. The credit facility also contains certain covenants. The President and the Treasurer of the Company and each of the Company's subsidiaries have guaranteed the Company's obligations to the bank. A member of the Board of Directors of the Company also serves as a member of the bank's board of directors. As of April 27, 1997, the Company had an outstanding balance of $825,000 under this credit facility.

Convertible Subordinated Debentures

         During fiscal 1997, the Company issued $1,118,750 of convertible subordinated debentures. Subordinated debentures outstanding at April 27, 1997 consist of convertible debentures bearing interest at 8% through 31 December, 1997; 10% through 31 December, 1998; 12% through 31 December 1999; 14% through 2011 (this is straight-lined at 13.2% annually) payable semi-annually and convertible into the Company's common stock at a conversion rate of $1.25 per share. The Company can redeem the convertible debentures under certain conditions, as defined. The debentures are due December 2011. The Company is authorized to issue an additional $381,250 of subordinated debentures. A member of the board of directors of Boston Restaurant Associates, Inc. received $55,623 for services in connection with this transaction.

Guarantee of Stockholder Debt

         George R. Chapdelaine is personally indebted to BayBank in the original principal amount of $171,000, pursuant to a promissory note dated May 8, 1992, as amended on April 29, 1994. As of year-end this loan was payed in full by Mr. Chapdelaine. This note was guaranteed by the Company.


                                  OTHER MATTERS

Voting Procedures

         The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The seven (7) nominees for employees of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected employees of the Company. Abstentions, including broker non-votes, will have no effect on the outcome of the vote for the election of employees. The affirmative vote of a majority of the shares of common stock present or represented by proxy at the Meeting is required for approval of each of Proposal No. 1 and 2. Abstentions will have the effect of a vote against Proposal 2, but a broker non-vote will have no effect.

 Reporting Under Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and employees, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and National Association of Securities Dealers. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4, and 5 they file.

         Based solely on the Company's review of the copies of such Forms, it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, employees and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended April 28, 1996.

Other Proposed Action

         The Board of Directors know of no matters which may come before the Meeting other than the election of Directors. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

         Proposals which stockholders intend to present at the Company's 1998 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials must be received by the Company no later than 9 April, 1998.

Annual Report on Form 10-KSB

         Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended April 27, 1997 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to:

Investor Relations, Boston Restaurant Associates, Inc., at 999 Broadway, Suite 400, Saugus, Massachusetts 01906.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

PROXY                   BOSTON RESTAURANT ASSOCIATES, INC.                 PROXY
                         ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints George R. Chapdelaine and John P. Polcari, Jr. and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders (the "Meeting") of Boston Restaurant Associates, Inc. (the "Company") to be held on Friday, September 12, 1997, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the instructions on the reverse side and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE NOTICE OF AND PROXY STATEMENT FOR THE MEETINGS.


                  Continued, and to be signed, on reverse side
        (Please fill in the reverse side and mail in enclosed envelope)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                       BOSTON RESTAURANT ASSOCIATES, INC.

                               September 12, 1997



Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      votes as in this
      example.


                      FOR (all nominees               WITHHOLD
                      except as marked                AUTHORITY
                        to contrary)            to vote for all nominees

1. Election of             [ ]                           [ ]
   Directors:

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


-----------------------------------------------


Nominees: George R. Chapdelaine
          Joseph J. Caruso
          Roger Lipton
          John P. Polcari, Jr.
          Richard J. Reeves
          Lucille S. Salhany
          Terrance A. Smith


                                                        FOR   AGAINST   ABSTAIN


2. To adopt and approve the amendment to the 1994       [ ]     [ ]       [ ]
   Employee Stock Option Plan as described in the accompanying Proxy Statement.


3. To ratify the appointment of BDO Seidman LLP         [ ]     [ ]       [ ]
   auditors for fiscal year 1996.



Signature ____________ Date: ________     Signature ____________ Date: ________

NOTE: (Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)